Exhibit 99.1

Nemaura Medical Announces Receipt of Notice from Nasdaq

LOUGHBOROUGH, Mar. 9, 2023 (GLOBE NEWSWIRE) — Nemaura Medical, Inc. (NASDAQ: NMRD)(“Nemaura” or the “Company”), a medical technology company focused on developing and commercializing non-invasive wearable sensors and supporting personalized lifestyle and weight reduction programs, today announced that on February 23, 2023, the Company was notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2022 (the “Form 10-Q”). Subsequently, on February 24, 2023, the Company filed the Form 10-Q and regained compliance with Nasdaq Rule 5250(c)(1).

On February 27, 2023, the Company received a notice from Nasdaq that, based on the Form 10-Q filing on February 24, 2023, Nasdaq determined that the Company was in compliance with Nasdaq Rule 5250(c)(1) and the matter was closed.

About Nemaura Medical Inc.

Nemaura Medical Inc. is a medical technology company developing and commercialising non-invasive wearable diagnostic devices. The Company is currently also commercialising sugarBEAT® and proBEAT™. sugarBEAT®, a CE mark approved Class IIb medical device, as a non-invasive and flexible continuous glucose monitor (CGM) providing actionable insights derived from real time glucose measurements and daily glucose trend data, which may help people with diabetes and prediabetes to better manage, reverse, and prevent the onset of diabetes. Nemaura has submitted a PMA (Premarket Approval Application) for sugarBEAT® to the US FDA. proBEAT™ combines non-invasive glucose data processed using artificial intelligence under a digital healthcare subscription service as part of its BEAT® diabetes program.

The Company sits at the intersection of the global Type 2 diabetes market that is expected to reach nearly $59 billion by 2025, the $50+ billion pre-diabetic market, and the wearable health-tech sector for weight loss and wellness applications that is estimated to reach $60 billion by 2023.

For more information, please visit www.NemauraMedical.com.

Cautionary Statement Regarding Forward-Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, the launch of proBEAT™ in the U.S., risks related to regulatory status and the failure of future development and preliminary marketing efforts, Nemaura’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura’s and its partners’ ability to develop, market and sell proBEAT™, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to both proBEAT™ digital health, and sugarBEAT®. There can be no assurance that the Company will be able to reach a part of or any of the global market for CGM with its products/services. The U.S. Food and Drug Administration (the “FDA”) reserves the right to re-evaluate its decision that proBEAT™ qualifies as a general wellness product should it become aware of any issues such as skin irritation or other adverse events from the device, as well as any misuse impacting patient safety, and any other reason as the FDA may see fit at its discretion to determine the product does not fit the definition of a general wellness product. These and other risks and uncertainties are identified and described in more detail in Nemaura’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the most recently completed fiscal year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura undertakes no obligation to publicly update or revise any forward-looking statements.

Media Contacts

Jules Abraham

CORE IR
+1 917-885-7378